                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our report dated December 18, 1997 (and to all references to our Firm) included in or made a part of this registration statement.


                                                  /s/ Arthur Andersen LLP

Jacksonville, Florida
February 23, 1998